                                  EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE
January 24, 2002

Contact:    John Breed
            (713) 209-8835

                    COOPER INDUSTRIES REPORTS PERFORMANCE FOR
                        FOURTH QUARTER AND FULL YEAR 2001

HOUSTON, TX, January 24, 2002, -- Cooper Industries, Inc. (NYSE:CBE) today reported on several matters:

      o     FOURTH-QUARTER AND ANNUAL 2001 FINANCIAL RESULTS

      o     FOURTH-QUARTER 2001 NONRECURRING CHARGE AND TAX DEVELOPMENTS

      o     IMPACT OF FEDERAL-MOGUL BANKRUPTCY

      o     STATUS OF STRATEGIC REVIEW PROCESS

      o     PLANNED SHARE REPURCHASE ACTIVITY.


                             2001 FINANCIAL RESULTS

      Cooper's fourth-quarter 2001 revenues were $989.6 million, compared with 2000 fourth-quarter revenues of $1.11 billion. Fourth-quarter operating earnings before nonrecurring charges were $105.6 million in 2001, compared with $164.1 million for the same period in 2000.

      Net income for the fourth quarter 2001 was $57.1 million before a $44.5 million nonrecurring after-tax charge related to continuing activities aimed at streamlining operations and reducing costs, a $50 million favorable resolution of certain income tax issues and a $30 million provision related to potential obligations regarding the Company's Automotive Products

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COOPER INDUSTRIES, INC.                                                  PAGE 2


businesses which were sold in 1998. This compares with 2000 fourth-quarter net income of $89.2 million. Comparable quarterly earnings per share (diluted) were $.60 in the 2001 period and $.95 in the 2000 period.

      Annual 2001 revenues for the Company were $4.21 billion, compared with 2000 revenues of $4.46 billion. Annual 2001 operating earnings before nonrecurring charges were $475.2 million, compared with $650.2 million for 2000.

      Cooper's net income for 2001 was $255.8 million before nonrecurring charges, favorable income tax developments and the provision related to potential obligations for discontinued operations. This compares with $357.4 million in net income for 2000. Comparable annual 2001 earnings per share were $2.69, compared with $3.80 in 2000.

      "Cooper's results continued to track global economic trends during the year, culminating in significant market weakness in the fourth quarter which affected demand in virtually all of Cooper's businesses," said H. John Riley, Jr., chairman, president and chief executive officer. "Telecommunications and electronic markets remained depressed throughout the year, and industrial customer demand slowed considerably as the fourth quarter progressed. In this respect, our earlier decisions to aggressively reduce costs and maximize cash flow proved correct.

      "Free cash flow for 2001 was $314 million before dividends. As a result, the Company's debt-to-total-capitalization ratio at December 31, 2001, was 39.1 percent, down significantly from 44.4 percent at December 31, 2000. Consequently, we are beginning 2002 with a very strong balance sheet."

      Revenues for the 2001 fourth quarter for the Company's ELECTRICAL PRODUCTS segment were $821.1 million, compared with $901.2 million for the fourth quarter of 2000. Operating earnings for Electrical Products in the 2001 fourth quarter were $99.2 million before nonrecurring charges, compared with $142.4 million in the 2000 fourth quarter. Weak telecommunications and electronics markets showed virtually no sign of improvement during the 2001 fourth quarter. Weak industrial market demand was exacerbated by inventory-reduction programs in place in both distribution and retail market channels. Furthermore, residential construction markets began to weaken in the fourth quarter, adding to the impact of the already-soft commercial and industrial construction sectors. Utility spending remained cautious in light of the overall economic uncertainty. Demand from European-based electrical markets reflected a

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COOPER INDUSTRIES, INC.                                                  PAGE 3


modest improvement in the fourth quarter of 2001, compared to the fourth quarter of 2000.

      Full-year 2001 revenues for the Electrical Products segment were $3.49 billion, compared with $3.66 billion in 2000. Operating earnings for 2001 were $437.0 million before nonrecurring charges, compared with $585.0 million in 2000.

      Fourth-quarter 2001 revenues for the TOOLS & HARDWARE segment were $168.5 million, compared with $205.8 million in the prior-year period, as a result of across-the-board weakness in industrial, electronic and automotive markets. Fourth-quarter operating earnings for the Tools & Hardware segment were $14.1 million for 2001, compared with $30.3 million for the same period in 2000.

      Full-year Tools & Hardware revenues were $724.0 million in 2001, compared with $800.7 million for the prior year. Annual operating earnings for the Tools & Hardware segment were $68.6 million in 2001, compared with $97.7 million in 2000.

      "Cooper's performance in 2001 reflected a highly disciplined approach to cost reduction and allocation of capital, which favorably impacted cash flows and debt levels, despite reduced revenues caused by a significantly deteriorated economy," said Riley. "During the year, we continued to implement important core sales growth and production cost management initiatives. These have helped our performance in 2001, and more importantly, will further enhance customer service and lower global procurement and manufacturing costs going forward."

                     FOURTH QUARTER 2001 NONRECURRING CHARGE

      Additionally, in the fourth quarter of 2001, Cooper took a nonrecurring after-tax charge of $44.5 million, or $.47 per share. This charge consisted of a provision for costs for restructuring activities, including further workforce reduction provisions related to the Company's ongoing effort to consolidate and align production capacity with customer demand; the write-off of assets related to the rationalization and repositioning of previously acquired businesses; adjustment of the values of certain software, hardware and other technology investments; and the costs to date associated with the Company's review of strategic alternatives. Approximately one-half of the total charge will require future cash payments.

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COOPER INDUSTRIES, INC.                                                   PAGE 4


                        RECENT FAVORABLE TAX DEVELOPMENTS

      Recent third-party court decisions have validated the Company's tax return treatment of similar transactions which previously had been contested by the Internal Revenue Service and thus required a provision for reserves. In light of the most recent of these court decisions rendered in December 2001, the Company concluded that reserves related to these transactions were no longer required. As a result, a $50 million, or $.53 per share, tax benefit was recorded in the 2001 fourth quarter.

                       IMPACT OF FEDERAL-MOGUL BANKRUPTCY

      Cooper recently completed a thorough analysis of the Company's potential exposure for asbestos liabilities related to certain Automotive Products businesses which were sold to Federal-Mogul Corporation in 1998. In conjunction with the sale, Federal-Mogul indemnified Cooper for certain liabilities, including liabilities related to the Abex product line. In October 2001, Federal-Mogul and a number of its affiliates filed for federal bankruptcy protection. Federal-Mogul has indicated to Cooper that it may not honor the indemnification obligations included in the 1998 sale agreements.

      Based on the Company's analysis of its potential exposure resulting from Federal-Mogul's bankruptcy, which was completed with the assistance of several independent advisors, the Company concluded that an additional fourth-quarter 2001 discontinued-operations provision of $30 million after-tax, or $.32 per share, was appropriate to reflect the potential net financial impact of these issues. As a result, Cooper believes there will be no diminution of future earnings arising from this matter. This conclusion is based on a review of the Abex claims history, the contractual indemnities, availability of existing insurance and other facts determined to date.

      Cooper is preserving its rights as a creditor for Federal-Mogul's breach of its indemnification obligations to Cooper and its rights against all Federal-Mogul subsidiaries. Cooper intends to seek a resolution of the indemnification issues and the future handling of the Abex-related claims within the Federal-Mogul bankruptcy proceeding.

      Additional information on this matter can be found in a Form 8-K which the Company filed today with the Securities and Exchange Commission.

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COOPER INDUSTRIES, INC.                                                   PAGE 5


                       STATUS OF STRATEGIC REVIEW PROCESS

      On August 8, 2001, Cooper's Board of Directors authorized management to explore all strategic alternatives aimed at maximizing shareholder value. Cooper is continuing to work with all parties who have expressed an interest in acquiring all or parts of the Company by providing each of them with due diligence information necessary to bring this process to a conclusion. As the Company has previously noted, there can be no assurance that the exploration of strategic alternatives will result in any agreement or transaction.

      "Cooper is a valuable global franchise with strong financial and business platforms offering tremendous capability of generating strong earnings and cash flow growth in a variety of ways," said Riley. "Cooper's management and Board of Directors remain committed to enhancing shareholder value. We intend to continue to act responsibly to address the interests of our shareholders."

                        PLANNED SHARE REPURCHASE ACTIVITY

      During the first quarter of 2000, Cooper's Board of Directors authorized the Company to repurchase up to five million shares of common stock in open market or privately negotiated transactions subject to the applicable New York Stock Exchange and Securities and Exchange Commission rules. Currently, there are 4.2 million shares available for repurchase under this authorization.

      "Based on the Company's continued strong cash flow and the expected further strengthening of its balance sheet in 2002, Cooper intends to pursue its share repurchase program during the course of the year," said Riley. "Cooper has always considered stock repurchases to be an important component of value delivery, and the Company believes that current market circumstances make this a very favorable investment opportunity for our shareholders."

                                   CONCLUSION

      "During 2001, the Company faced a tumultuous economic environment while devoting considerable resources toward completing a strategic alternatives review process and assessing potential obligations related to the Federal-Mogul bankruptcy filing," said Riley. "Despite all of this, Cooper continued to generate superior cash flow while progressing to implement several important growth initiatives.

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COOPER INDUSTRIES, INC.                                                   PAGE 6


      "These are very difficult and unusual times in the markets we serve," continued Riley. "While we welcome interest-rate cuts and other government actions to improve the economy, we don't anticipate seeing any significant improvement in the global markets we serve anytime soon.

      "Having said that, the decisive actions we took in 2001 have enhanced our already formidable competitive position," continued Riley. "Cooper's franchise, financial fundamentals and product depth are unequaled in the North American marketplace. We are confident that, over time, these assets will generate attractive returns for our shareholders."

      Cooper Industries, with 2001 revenues of $4.2 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.

      Comparisons of 2001 and 2000 fourth-quarter and full-year results appear on the following pages.

      Cooper will hold a conference call today at 12:00 p.m. (Eastern) to provide shareholders and other interested parties an overview of the Company's 2001 financial performance. Those interested in hearing the conference call may listen via telephone by dialing (646) 862-1060, or over the Internet through the Investor Center section of the Company's Internet site. No confirmation code or pass code will be needed for the live briefing by telephone. A replay will be available by telephone until 5:00 p.m. EST on January 30, 2002, and over the Internet until February 6, 2002. The telephone number to access the replay is
(800) 633-8284, and the access code number is 20183767.

      Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, but not limited to: 1) competitive pressures and future global economic conditions; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) Federal-Mogul's decision with respect to rejection of the 1998 sale

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COOPER INDUSTRIES, INC.                                                   PAGE 7


agreements, the disposition of Abex-related claims in Federal-Mogul's plan of reorganization, the number of future Abex claims, the amount of insurance recoveries and Cooper's rights as a creditor in Federal-Mogul's bankruptcy proceeding; 4) the possibility that the exploration of strategic alternatives may not result in any agreement or transaction; and 5) the timing and amount of share repurchases by the Company.

      Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.

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                       CONSOLIDATED RESULTS OF OPERATIONS

                                                   Quarter Ended December 31,
                                                   --------------------------
                                                      2001          2000
                                                    ---------     ---------
                                                 (in millions where applicable)
Revenues                                            $   989.6     $ 1,107.0

Cost of sales                                           699.8         749.0
Selling and administrative expenses                     168.9         178.9
Goodwill amortization                                    15.3          15.0
                                                    ---------     ---------
Operating earnings before nonrecurring charges          105.6         164.1

Nonrecurring charges                                     74.1          --
Interest expense                                         18.4          26.8
                                                    ---------     ---------
       Continuing Income Before Income Taxes             13.1         137.3
Income tax expense (benefit)                            (49.5)         48.1
                                                    ---------     ---------
       Continuing Income                                 62.6          89.2
Discontinued operations, net of tax                     (30.0)         --
                                                    ---------     ---------
       Net Income                                   $    32.6     $    89.2
                                                    =========     =========
Net Income Per Common Share:
       Basic
          Continuing Operations                     $     .67     $     .95
          Discontinued Operations                        (.32)         --
                                                    ---------     ---------
          Net Income                                $     .35     $     .95
                                                    =========     =========
       Diluted
          Continuing Operations                     $     .66     $     .95
          Discontinued Operations                        (.32)         --
                                                    ---------     ---------
          Net Income                                $     .34     $     .95
                                                    =========     =========
Shares Utilized in Computation
   of Income Per Common Share:
       Basic                                      94.0 MILLION   93.6 million
       Diluted                                    94.7 MILLION   94.2 million

                             PERCENTAGE OF REVENUES

                                                   Quarter Ended December 31,
                                                   --------------------------
                                                      2001          2000
                                                    ---------     ---------
Revenues                                             100.0%        100.0%
Cost of sales                                         70.7%         67.7%
Selling and administrative expenses                   17.1%         16.2%
Operating earnings before nonrecurring charges        10.7%         14.8%
Continuing Income Before Income Taxes                  1.3%         12.4%
Continuing Income                                      6.3%          8.1%

                      (Additional information on next page)
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                                        8

           ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31

                               SEGMENT INFORMATION

                                                Quarter Ended December 31,
                                                --------------------------
                                                   2001           2000
                                                 --------       --------
                                                      (in millions)
Revenues:
   Electrical Products                           $  821.1       $  901.2
   Tools & Hardware                                 168.5          205.8
                                                 --------       --------
       Total                                     $  989.6       $1,107.0
                                                 ========       ========
Segment Operating Earnings
Without Nonrecurring Charges:
   Electrical Products                           $   99.2       $  142.4
   Tools & Hardware                                  14.1           30.3
                                                 --------       --------
       Total                                        113.3          172.7

Segment Nonrecurring Charges:
   Electrical Products                               24.0           --
   Tools & Hardware                                  --             --
                                                 --------       --------
       Total                                         24.0           --
                                                 --------       --------
Segment Operating Earnings
With Nonrecurring Charges:
   Electrical Products                               75.2          142.4
   Tools & Hardware                                  14.1           30.3
                                                 --------       --------
       Total segment operating earnings              89.3          172.7

General Corporate nonrecurring charges               50.1           --
General Corporate expense                             7.7            8.6
Interest expense                                     18.4           26.8
                                                 --------       --------
Continuing income
   before income taxes                           $   13.1       $  137.3
                                                 ========       ========

                                                Quarter Ended December 31,
                                                --------------------------
                                                   2001           2000
                                                 --------       --------
Return on Sales: (1) (2)
   Electrical Products                               12.1%          15.8%
   Tools & Hardware                                   8.4%          14.7%
       Total Segments                                11.4%          15.6%

                      (Additional information on next page)

(1)   Before Nonrecurring Charges.

(2) Adjusting for recent acquisitions, return on sales for the quarter in 2001 was 12.1% for Electrical Products and 8.4% for Tools & Hardware. Return on sales in 2001 for the total of the segments was 11.5%.

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                                        9

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31

                                                              Net Income Per
                                        Net Income         Diluted Common Share
                                     ------------------    --------------------
                                      2001        2000        2001       2000
                                     ------      ------      ------     ------
                                           (in millions where applicable)
Continuing operations before         $ 57.1      $ 89.2      $  .60     $  .95
     nonrecurring charges and
     tax adjustment
Nonrecurring charges                  (44.5)       --          (.47)      --
Tax reserve adjustment                 50.0        --           .53       --
                                     ------      ------      ------     ------
                                       62.6        89.2         .66        .95

   Discontinued operations            (30.0)       --          (.32)      --
                                     ------      ------      ------     ------
Net Income                           $ 32.6      $ 89.2      $  .34     $  .95
                                     ======      ======      ======     ======


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                                       10

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                      Twelve Months Ended
                                                          December 31,
                                                   -------------------------
                                                     2001            2000
                                                   ---------       ---------
                                                  (in millions where applicable)
Revenues                                           $ 4,209.5       $ 4,459.9

Cost of sales                                        2,943.9         3,018.3
Selling and administrative expenses                    729.7           732.9
Goodwill amortization                                   60.7            58.5
                                                   ---------       ---------
Operating earnings before nonrecurring charges         475.2           650.2

Nonrecurring charges                                    74.1            --
Interest expense                                        84.7           100.3
                                                   ---------       ---------
       Continuing Income Before Income Taxes           316.4           549.9
Income taxes                                            55.1           192.5
                                                   ---------       ---------
       Continuing Income                               261.3           357.4
Discontinued operations, net of tax                    (30.0)           --
                                                   ---------       ---------
       Net Income                                  $   231.3       $   357.4
                                                   =========       =========
Net Income Per Common Share:
       Basic
          Continuing Operations                    $    2.78       $    3.82
          Discontinued Operations                       (.32)           --
                                                   ---------       ---------
          Net Income                               $    2.46       $    3.82
                                                   =========       =========
       Diluted
          Continuing Operations                    $    2.75       $    3.80
          Discontinued Operations                       (.31)           --
                                                   ---------       ---------
          Net Income                               $    2.44       $    3.80
                                                   =========       =========
Shares Utilized in Computation
   of Income Per Common Share:

         Basic                                   94.0 MILLION     93.5 million
         Diluted                                 94.9 MILLION     94.1 million


                             PERCENTAGE OF REVENUES

                                                      Twelve Months Ended
                                                          December 31,
                                                   -------------------------
                                                     2001            2000
                                                   ---------       ---------
Revenues                                             100.0%         100.0%
Cost of sales                                         69.9%          67.7%
Selling and administrative expenses                   17.3%          16.4%
Operating earnings before nonrecurring charges        11.3%          14.6%
Continuing Income Before Income Taxes                  7.5%          12.3%
Continuing Income                                      6.2%           8.0%

                      (Additional information on next page)
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                                       11

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31

                               SEGMENT INFORMATION

                                                         Twelve Months Ended
                                                             December 31,
                                                       ------------------------
                                                         2001            2000
                                                       --------        --------
                                                             (in millions)
Revenues:
   Electrical Products                                 $3,485.5        $3,659.2
   Tools & Hardware                                       724.0           800.7
                                                       --------        --------
       Total                                           $4,209.5        $4,459.9
                                                       ========        ========
Segment Operating Earnings
Without Nonrecurring Charges:
   Electrical Products                                 $  437.0        $  585.0
   Tools & Hardware                                        68.6            97.7
                                                       --------        --------
       Total                                              505.6           682.7

Segment Nonrecurring Charges:
   Electrical Products                                     24.0            --
   Tools & Hardware                                        --              --
                                                       --------        --------
       Total                                               24.0            --
                                                       --------        --------
Segment Operating Earnings
With Nonrecurring Charges:
   Electrical Products                                    413.0           585.0
   Tools & Hardware                                        68.6            97.7
                                                       --------        --------
       Total segment operating earnings                   481.6           682.7

General Corporate nonrecurring charges                     50.1            --
General Corporate expense                                  30.4            32.5
Interest expense                                           84.7           100.3
                                                       --------        --------
Continuing income
  before income taxes                                  $  316.4        $  549.9
                                                       ========        ========

                                                         Twelve Months Ended
                                                             December 31,
                                                       ------------------------
                                                         2001            2000
                                                       --------        --------
Return on Sales: (1) (2)
   Electrical Products                                   12.5%           16.0%
   Tools & Hardware                                       9.5%           12.2%
       Total Segments                                    12.0%           15.3%

                      (Additional information on next page)

(1)   Before Nonrecurring Charges.

(2) Adjusting for recent acquisitions, return on sales for 2001 was 12.9% for Electrical Products and 9.5% for Tools & Hardware. Return on sales in 2001 for the total of the segments was 12.3%.

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
                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31

                                                              Net Income Per
                                        Net Income         Diluted Common Share
                                     ------------------    --------------------
                                      2001        2000        2001       2000
                                     ------      ------      ------     ------
                                           (in millions where applicable)
Continuing operations before         $ 255.8     $ 357.4     $  2.69    $  3.80
     nonrecurring charges and
     tax adjustment
Nonrecurring charges                   (44.5)       --          (.47)      --
Tax reserve adjustment                  50.0        --           .53       --
                                     -------     -------     -------    -------
                                       261.3       357.4        2.75       3.80

   Discontinued operations             (30.0)       --          (.31)      --
                                     -------     -------     -------    -------
Net Income                           $ 231.3     $ 357.4     $  2.44    $  3.80
                                     =======     =======     =======    =======

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